UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

February 1, 2012

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GRAND RIVER COMMERCE, INC.

(Exact name of registrant as specified in its charter)

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Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 531-1943

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of a Director

On March 5, 2012, the Board of Directors (the “Board”) of Grand River Commerce, Inc. (the “Company”) received notice from David H. Blossey of his resignation as a director of the Company, and its wholly-owned subsidiary, Grand River Bank (the “Bank”), effective immediately.

(d) Appointment of a Director

On March 8, 2012, the Board appointed Patrick K. Gill, the Bank’s new President and Chief Executive Officer, as a director of the Company and the Bank to fill the vacancy created by Mr. Blossey’s resignation. Mr. Gill was appointed as a Class I director whose term is set to expire at the Company’s 2014 annual shareholders’ meeting. In addition, Mr. Gill was appointed to the Board’s Governance Committee. The terms associated with Mr. Gill’s employment as President and Chief Executive Officer are more particularly described in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on February 2, 2012. Mr. Gill will not receive any additional compensation for serving as a director of the Company and the Bank.

(e) Amendment to Officer’s Employment Agreement

On February 1, 2012, the Company entered into an amended and restated employment agreement with Robert P. Bilotti, effective as of February 1, 2012 (the “Employment Agreement”). The Employment Agreement is for a term of three (3) years. Under the terms of the Employment Agreement, Mr. Bilotti is entitled receive an annual base salary of $125,000 and will be eligible to receive an annual bonus, as determined by the Board. Mr. Bilotti will also be entitled to reimbursement for his reasonable, documented business expenses, to participate in the same health and other benefit plans as the other executive officers of the Company and Bank and to receive certain other perquisites. The remaining terms of the Employment Agreement are consistent with the terms of Mr. Bilotti’s previous employment agreement with the Company, including the provision for a lump sum payment equal to 1.99 times Mr. Bilotti’s base salary in the event (i) a Change in Control (as defined in the Employment Agreement) occurs, and (ii) the Company terminates the Employment Agreement for any reason other than Good Cause (as defined in the Employment Agreement) or Mr. Bilotti terminates the Employment Agreement for any reason.

The Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement for Robert P. Bilotti, dated February 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: March 20, 2012	By:	/s/ Robert P. Bilotti